Exhibit 99.2

Virios Therapeutics, Inc. Announces Pricing of Public Offering

ATLANTA, Ga., September 19, 2022 - Virios Therapeutics, Inc. (Nasdaq: VIRI), a development-stage biotechnology company focused on advancing novel, combination antiviral therapies to treat debilitating chronic diseases, including fibromyalgia, announced today the pricing of its underwritten public offering of 10.0 million shares of its common stock at a public offering price of $0.50 per share, for gross proceeds of $5.0 million, before deducting underwriting discounts, commissions and offering expenses. All of the shares of common stock are being offered by the Company. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 1.5 million shares of common stock at the public offering price less discounts and commissions, to cover over-allotments. The offering is expected to close on September 22, 2022, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering primarily to further advance the clinical development of IMC-1 and for working capital and general corporate purposes.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-263700), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2022 and declared effective on April 28, 2022. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC and will be available on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Virios Therapeutics

Virios Therapeutics (Nasdaq: VIRI) is a development-stage biotechnology company focused on advancing novel antiviral therapies to treat debilitating chronic diseases, such as fibromyalgia (“FM”). Immune responses related to the activation of tissue resident herpes have been postulated as a potential root cause triggering and/or sustaining chronic illnesses such as FM, irritable bowel disease, chronic fatigue syndrome and other functional somatic syndromes, all of which are characterized by waxing and waning symptoms with no obvious etiology.

Our lead development candidate, IMC-1, is a novel, proprietary, fixed dose combination of famciclovir and celecoxib designed to synergistically suppress herpes virus replication, with the end goal of reducing virally promoted disease symptoms. The Company is pursuing a second development candidate, IMC-2 (valacyclovir and celecoxib), as a potential treatment for managing the fatigue, sleep, attention, pain, autonomic function and anxiety associated with Long COVID, otherwise known as Post-Acute Sequelae of COVID-19.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Virios Therapeutics’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the completion, timing and results of current and future clinical studies relating to Virios Therapeutics’ product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Virios Therapeutics, Inc. (VIRI) undertakes no duty to update such information except as required under applicable law.

Contact:
IR@Virios.com

PCG Advisory

Kirin Smith

ksmith@pcgadvisory.com

Source: Virios Therapeutics, Inc. (VIRI)